UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on September 17, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 11, 2015 and as amended September 11, 2015, among Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of IRT (“IRT OP”), IRT Limited Partner, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IRT (“IRT LP LLC”), Adventure Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of IRT OP (“OP Merger Sub”), Trade Street Residential, Inc. (“TSRE”), and Trade Street Operating Partnership, LP (“TSR OP”). Pursuant to the Merger Agreement, on September 17, 2015, (i) OP Merger Sub merged with and into TSR OP (the “Partnership Merger”), with TSR OP continuing as the surviving entity, and (ii) TSRE merged with and into IRT LP LLC (the “Company Merger” and, together with the Partnership Merger, the “Merger”), with IRT LP LLC continuing as the surviving entity and a wholly-owned subsidiary of IRT. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On September 17, 2015, in connection with the closing of the Merger, IRT OP terminated its Secured Revolving Credit Agreement, dated as of October 25, 2013, between IRT OP, as borrower, and The Huntington National Bank (“Huntington”), as lender (the “Huntington Credit Agreement”), upon payment in full of the principal balance of the loans and advances outstanding under the Huntington Credit Agreement, together with all accrued but unpaid interest and fees, costs, expenses and other amounts owed thereunder. No prepayment or early termination penalties or premiums were incurred as a result of the termination of the Huntington Credit Agreement.

Upon the closing of the Merger, the commitments of Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI”) under that certain Commitment Letter, dated as of May 11, 2015, by and among DBNY, DBSI, and IRT terminated in accordance with the terms of the Commitment Letter.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

On September 17, 2015, IRT completed the Merger pursuant to the Merger Agreement. The Partnership Merger became effective (the “Partnership Merger Effective Time”) upon the filing of a certificate of merger with the Secretary of State of the State of Delaware on September 17, 2015. Promptly following the effectiveness of the Partnership Merger, the Company Merger became effective (the “Company Merger Effective Time”) upon the filing of articles of merger with the State Department of Assessments and Taxation of Maryland and the filing of a certificate of merger with the Secretary of State of the State of Delaware on September 17, 2015.

At the Company Merger Effective Time, each share of common stock of TSRE, par value $0.01 per share (the “TSRE Common Stock”), issued and outstanding immediately prior to the Company Merger Effective Time was converted automatically into the right to receive (a) $3.80 in cash and (b) 0.4108 shares of common stock of IRT, par value $0.01 per share (the “IRT Common Stock”), plus cash in lieu of fractional shares.

IRT issued approximately 15.1 million shares of IRT Common Stock as consideration in the Company Merger. Based on the opening price of IRT Common Stock on the NYSE MKT LLC of $7.30 on September 17, 2015, the merger consideration represented approximately $6.80 for each share of TSRE Common Stock.

After giving effect to the Merger, there are approximately 47.1 million shares of IRT Common Stock outstanding. IRT also reserved an additional 1,925,419 shares of IRT Common Stock for issuance to the Baumanns (as defined below) with respect the common units of limited partnership interests in IRT OP (“IROP Units”) the Baumanns received pursuant to the Contribution Agreement (as defined below).

The foregoing description of the Merger Agreement, as amended, and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to IRT’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2015 and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K, and Amendment No. 1 to the Merger Agreement, dated as of September 11, 2015, which was previously filed as Exhibit 2.1 to IRT’s Current Report on Form 8-K filed with the SEC on September 11, 2015 and is incorporated herein by reference as Exhibit 2.2 to this Current Report on Form 8-K.

The Merger Agreement is not intended to provide any other factual or financial information about IRT, TSRE, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; were solely for the benefit of the parties to the Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IRT, TSRE or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by IRT and TSRE. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the parties and the Merger that is contained in the filings that each of IRT and TSRE make with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, on September 17, 2015, IRT OP entered into a Credit Agreement (the “KeyBank Senior Credit Agreement”) by and among IRT OP, KeyBank National Association (“KeyBank NA”), Huntington, the other lenders party thereto, and KeyBanc Capital Markets with respect to a $325 million senior secured credit facility (the “KeyBank Senior Facility”). Pursuant to the terms of the KeyBank Senior Credit Agreement, KeyBank NA is serving as agent and issuing lender, Huntington is serving as syndication agent, and KeyBanc Capital Markets and Huntington are serving as joint lead arrangers and book managers.

The KeyBank Senior Facility consists of a revolving line of credit in an amount of up to $125.0 million (the “Revolver”) and a term loan in an amount of no less than $200.0 million. Up to 10% of the Revolver is available for swingline loans, and up to 10% of the Revolver is available for the issuance of letters of credit. Additionally, IRT OP has the right to increase the aggregate amount of the KeyBank Senior Facility to up to $450.0 million. The KeyBank Senior Facility will mature on September 17, 2018, three years from its closing date, subject to the option of IRT OP to extend the KeyBank Senior Facility for two additional 12-month periods under certain circumstances. IRT OP may prepay the KeyBank Senior Facility, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings.

At IRT OP’s option, borrowings under the KeyBank Senior Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 165 to 245 basis points, or (ii) a base rate plus a margin of 65 to 145 basis points. The applicable margin will be determined based upon IRT OP’s total leverage ratio. In addition, IRT OP will pay a fee of either 20 basis points (if greater than or equal to 50% of the Revolver is used) or 25 basis points (if less than 50% of the Revolver is used) on the unused portion of the Revolver. The KeyBank Senior Facility requires monthly payments of interest only and does not require any mandatory prepayments.

Also in connection with the Merger on September 17, 2015, IRT OP entered into a Credit Agreement (the “KeyBank Interim Credit Agreement”) by and among IRT OP, KeyBank NA, Huntington, the other lenders party thereto, and KeyBanc Capital Markets with respect to a $120 million senior interim term loan facility (the “KeyBank Interim Facility” and, together with the KeyBank Senior Facility, the “KeyBank Facilities”). Pursuant to the terms of the KeyBank Interim Credit Agreement, KeyBank NA is serving as agent, Huntington is serving as syndication agent, and KeyBanc Capital Markets and Huntington are serving as joint lead arrangers and book managers.

The KeyBank Interim Facility is structured as a 364-day secured term loan facility (with a maturity extension option for an additional six months under certain circumstances) available in a single draw. IRT OP may prepay the KeyBank Interim Facility, in whole or in part, at any time without fee or penalty (other than as provided in a separate fee letter among IRT OP, KeyBank NA and KeyBanc Capital Markets), except for breakage costs associated with LIBOR borrowings. The KeyBank Interim Facility is secured by pledges of certain of the equity interests of IRT OP’s current and future subsidiaries and joint ventures (on a best-available basis to the extent such equity interests can be pledged pursuant to IRT’s existing debt agreements) and a pledge of the proceeds of all equity issuances by IRT.

At IRT OP’s option, borrowings under the KeyBank Interim Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 500 basis points, or (ii) a base rate plus a margin of 400 basis points. If IRT OP elects to extend its maturity, at IRT OP’s option, the KeyBank Interim Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 650 basis points, or (ii) a base rate plus a margin of 550 basis points. The KeyBank Interim Facility requires monthly payments of interest only. IRT OP is required to reduce the principal amount outstanding under the KeyBank Interim Facility to no greater than $100.0 million within six months of closing and must apply 100% of all net proceeds from equity issuances, sales of assets, or refinancings of assets towards repaying the KeyBank Interim Facility.

Proceeds advanced under the KeyBank Facilities were used (a) to finance the cash portion of the consideration paid pursuant to the Merger Agreement, (b) to refinance certain outstanding indebtedness of TSRE and its affiliates, (c) to repay in full amounts owed under the Huntington Credit Agreement, and (d) to pay costs, fees and expenses related to the transactions contemplated by the Merger Agreement.

The foregoing description of the KeyBank Senior Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the KeyBank Senior Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing description of the KeyBank Interim Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the KeyBank Interim Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The KeyBank Facilities are not intended to provide any other factual or financial information about IRT or its subsidiaries and affiliates. The representations, warranties and covenants contained in the KeyBank Facilities were made only for purposes of those agreements and as of the respective dates of the KeyBank Facilities or such other dates as are specified in the KeyBank Facilities; were solely for the benefit of the parties to the KeyBank Facilities; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the KeyBank Facilities instead of establishing these matters as facts; and are subject to materiality qualifications contained in the KeyBank Facilities that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IRT or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the KeyBank Facilities, which subsequent information may or may not be fully reflected in public disclosures by IRT. The KeyBank Facilities should not be read alone but should instead be read in conjunction with the other information regarding the IRT and its subsidiaries and affiliates that is contained in the filings that IRT makes with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on September 11, 2015, IRT OP entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) with Michael D. Baumann and Heidi Baumann (the “Baumanns”), the sole third party holder of units of limited partnership interest of TSR OP (“TSR OP Units”). Pursuant to the Contribution Agreement, immediately prior to the consummation of the Partnership Merger, the Baumanns contributed all of their TSR OP Units to IRT OP in exchange for 1,925,419 IROP Units, plus cash in lieu of fractional TSR OP Units. As a result of the entry into the Contribution Agreement, the Baumanns did not receive any consideration in the Partnership Merger.

The IROP Units to be issued pursuant to the Contribution Agreement were issued subject to an exchange rights agreement (the “Exchange Agreement”), dated as of September 17, 2015, by and among IRT, IRT OP, and the Baumanns, providing for the terms and conditions under which the IROP Units can be exchanged for cash in an amount equal to the value of an equivalent number of shares of IRT Common Stock as of the date IRT OP receives the Baumanns’ notice of their desire to exchange or, at IRT’s option, for the equivalent number of shares of IRT Common Stock. The value and number of shares exchanged by IRT OP is subject to adjustment under defined circumstances. The Exchange Agreement provides that the exchange right is exercisable on or after the issuance of the IROP Units to the Baumanns or upon the liquidation or the sale of substantially all of IRT OP’s assets, subject to the terms of the IRT OP limited partnership agreement.

The issuance of the IROP Units to the Baumanns was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Baumanns represented that they were an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act).

The foregoing description of the Exchange Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed in the Current Report on Form 8-K filed by IRT with the SEC on May 12, 2015, in connection with the Merger and pursuant to the terms of the Merger Agreement, as of the Company Merger Effective Time, the board of directors of IRT (the “IRT Board”) was increased from five to seven members and Richard H. Ross, the former Chief Executive Officer of TSRE, and Mack D. Pridgen III, the former Chairman of the board of directors of TSRE, were appointed to the IRT Board, each to serve until the next annual meeting of the stockholders of IRT (and until their successors have been duly elected and qualified).

As a non-employee director, each of Mr. Ross and Mr. Pridgen will receive compensation in the same manner as IRT’s other non-employee directors. Other than the Merger and the terms of the Merger Agreement, there are no arrangements or understandings between either Mr. Ross or Mr. Pridgen and any other person pursuant to which he was selected as director and there are no material transactions between either of these individuals and IRT.

Pursuant to the terms of the Merger Agreement, Mr. Ross received 40,706 shares of IRT Common Stock in connection with the Merger, while Mr. Pridgen received 35,737 shares of IRT Common Stock in connection with the Merger.

The following are biographical summaries of the new IRT directors:

Richard H. Ross (age 56): Prior to the consummation of the Merger, Mr. Ross served as Chief Executive Officer and President of TSRE since February 2014. Prior to that, Mr. Ross served as Chief Financial Officer of TSRE since August 2013, having previously served as a financial consultant to TSRE from February 2013 to August 2013. In March 2011, Mr. Ross founded Chiron Consulting, LLC, an independent financial and operations consultancy, where he worked until becoming TSRE’s Chief Financial Officer. From April 1998 to December 2010, Mr. Ross served as the Chief Financial Officer for Branch Properties, LLC, a private real estate investment firm primarily focused on the operation and development of multifamily communities and high-quality neighborhood shopping centers located in the southeastern United States. From April 1997 to April 1998, Mr. Ross served as the Chief Financial Officer of Gearon Communications. Mr. Ross is a Certified Public Accountant in the states of Florida and Georgia.

Mack D. Pridgen (age 64): Prior to the consummation of the Merger, Mr. Pridgen served as a director of TSRE since June 2012. From October 2007 until February 2015, Mr. Pridgen served on the board of directors of AmREIT, a shopping center REIT, serving as audit committee chair and a member of the executive committee and the pricing committee. From 1997 until March 2007, Mr. Pridgen served as General Counsel, Vice President and Secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with the law firm of Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law.

Item 8.01	Other Events.

On September 17, 2015, IRT issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited consolidated financial statements of TSRE as of June 30, 2015 and for the three and six months ended June 30, 2015 and 2014 are filed herewith as Exhibit 99.2 and incorporated herein by reference.

The audited consolidated financial statements of TSRE as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 have previously been filed as Exhibit 99.2 to IRT’s Current Report on Form 8-K filed with the SEC on June 11, 2015 and are incorporated herein by reference as Exhibit 99.3 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of IRT as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014, giving effect to the Merger, are filed herewith as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 11, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc. and Trade Street Operating Partnership, LP (incorporated by reference to Exhibit 2.1 of IRT’s Current Report on Form 8-K filed on May 12, 2015).

2.2	Amendment No. 1, dated as of September 11, 2015, to Agreement and Plan of Merger, dated as of May 11, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc. and Trade Street Operating Partnership, LP (incorporated by reference to Exhibit 2.1 of IRT’s Current Report on Form 8-K filed on September 11, 2015).

4.1	Exchange Rights Agreement, dated as of September 17, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP and Michael D. and Heidi Baumann.

10.1	Credit Agreement, dated as of September 17, 2015, by and among, Independence Realty Operating Partnership, LP, as Parent Borrower, KeyBank National Association, The Huntington National Bank, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent and Issuing Lender, The Huntington National Bank, as Syndication Agent, and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arrangers and Book Managers, with respect to a $325 Million Senior Credit Facility.

10.2	Credit Agreement, dated as of September 17, 2015, by and among, Independence Realty Operating Partnership, LP, as Borrower, KeyBank National Association, The Huntington National Bank, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent, The Huntington National Bank, as Syndication Agent, and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arrangers and Book Managers, with respect to a $120 Million Senior Interim Term Loan Facility.

99.1	Press release of Independence Realty Trust, Inc., dated September 17, 2015.

99.2	Unaudited Condensed Consolidated Financial Statements of Trade Street Residential, Inc. as of June 30, 2015 and for the three and six months ended July 30, 2015 and 2014.

99.3	Audited Consolidated Financial Statements of Trade Street Residential, Inc. as of December 31, 2014 and 2013 and for each year in the three-year period ended December 31, 2014 (incorporated by reference to Exhibit 99.2 of IRT’s Current Report on Form 8-K filed on June 11, 2015).

99.4	Unaudited Pro Forma Condensed Consolidated Financial Statements of Independence Realty Trust, Inc. as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 18, 2015	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 11, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc. and Trade Street Operating Partnership, LP (incorporated by reference to Exhibit 2.1 of IRT’s Current Report on Form 8-K filed on May 12, 2015).

2.2	Amendment No. 1, dated as of September 11, 2015, to Agreement and Plan of Merger, dated as of May 11, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc. and Trade Street Operating Partnership, LP (incorporated by reference to Exhibit 2.1 of IRT’s Current Report on Form 8-K filed on September 11, 2015).

4.1	Exchange Rights Agreement, dated as of September 17, 2015, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP and Michael D. and Heidi Baumann.

10.1	Credit Agreement, dated as of September 17, 2015, by and among, Independence Realty Operating Partnership, LP, as Parent Borrower, KeyBank National Association, The Huntington National Bank, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent and Issuing Lender, The Huntington National Bank, as Syndication Agent, and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arrangers and Book Managers, with respect to a $325 Million Senior Credit Facility.

10.2	Credit Agreement, dated as of September 17, 2015, by and among, Independence Realty Operating Partnership, LP, as Borrower, KeyBank National Association, The Huntington National Bank, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent, The Huntington National Bank, as Syndication Agent, and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arrangers and Book Managers, with respect to a $120 Million Senior Interim Term Loan Facility.

99.1	Press release of Independence Realty Trust, Inc., dated September 17, 2015.

99.2	Unaudited Condensed Consolidated Financial Statements of Trade Street Residential, Inc. as of June 30, 2015 and for the three and six months ended June 30, 2015 and 2014.

99.3	Audited Consolidated Financial Statements of Trade Street Residential, Inc. as of December 31, 2014 and 2013 and for each year in the three-year period ended December 31, 2014 (incorporated by reference to Exhibit 99.2 of IRT’s Current Report on Form 8-K filed on June 11, 2015).

99.4	Unaudited Pro Forma Condensed Consolidated Financial Statements of Independence Realty Trust, Inc. as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014.